Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dennis G. Moore
FOR:		Senior Vice President
Chief Financial Officer
(856) 532-6603

6000 Central Highway

Pennsauken, NJ 08109

J & J SNACK FOODS CORP.

ANNOUNCES

QUARTERLY CASH DIVIDEND

Pennsauken, NJ, August 14, 2013 -- J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.16 per share of its common stock payable on October 2, 2013 to shareholders of record as of the close of business on September 16, 2013.

J&J Snack Foods Corp. is a leader and innovator in the snack food industry, providing nutritional and affordable branded niche snack foods and beverages to foodservice and retail supermarket outlets.  Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI’S Italian ice, MINUTE MAID* frozen juice bars and ices, WHOLE FRUIT sorbet, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes, and READI-BAKE cookies.  For more information, please visit us at www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

##